Exhibit 7
                                VOTING AGREEMENT

      THIS VOTING AGREEMENT is made and entered into as of this 12th day of January, 2006 (the "Agreement") by and among Sentinel Technologies, Inc., a
Delaware corporation ("STI"); Sentinel Operating, L.P., a Texas limited partnership and an affiliate of LLG ("Sentinel"); Tidel Technologies, Inc., a Delaware corporation (the "Company"); and Laurus Master Fund, Ltd., a Cayman Island company (the "Stockholder"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (defined below).

                                    RECITALS

      A. Prior to or contemporaneously with the execution and delivery of this Voting Agreement, Sentinel, the Company and Tidel Engineering, L.P., a Delaware limited partnership and an affiliate of the Company ("Engineering"), are entering into an Asset Purchase Agreement, dated as of dated the date hereof (the "Purchase Agreement"), which provides that, upon the terms and subject to the conditions set forth therein, Sentinel will purchase the assets of the company's cash security TACC business from the Company and Engineering (the "Transaction").

      B. As of the date hereof, Stockholder and its affiliates who are controlled by or under common control with Stockholder other than investors or affiliates of such investors who do not exercise managerial control of Stockholder (collectively, "Stockholder Affiliates") hold (i) the number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") and (ii) securities exercisable for, or convertible into, the number of shares of Common stock, set forth on Schedule I hereto (all such shares so owned and which may hereafter be acquired by the Stockholder or Stockholder Affiliates prior to the termination of this Voting Agreement, whether upon the exercise of options or warrants, conversion of debt, or by any other means of purchase, acquisitions, dividend, distribution or otherwise, being referred to herein as the "Shares").

      C. Pursuant to the Exercise and Conversion Agreement by and among the parties hereto, dated as of the date hereof (the "Exercise Agreement"), the Stockholder has agreed to, subject to the terms and conditions contained therein, convert, on or prior to the record date (the "Record Date") an aggregate of $5,400,000 of convertible indebtedness (the "Conversion Amount") evidenced by the Convertible Term Note in the initial principal amount of $6,450,000, dated November 25, 2003 (the "Note") together with an additional $292,987 principal amount added thereto on November 26, 2004, made by the Company in favor of the Seller into 18,000,000 shares of Common Stock. For avoidance of doubt, no warrants are being exercised and no other portion of any note is being converted pursuant to the Exercise Agreement.

      D. In connection with the Transaction, Stockholder has agreed to vote the Shares in favor of the approval and adoption of (i) the Purchase Agreement, as the same may be amended from time to time, and the transactions contemplated thereby, (ii) the amendment to the Company's certificate of incorporation such that it does not contain the terms "Tidel" or Sentinel" or any derivation thereof (the "Amendment"), and (iii) any motion for adjournment or postponement of the Meeting (as hereafter defined) to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the Purchase Agreement and the transactions contemplated thereby and the Amendment (the "Motion") (each of items (i), (ii) and (iii) above are collectively referred to as the "Transaction Matters").

      E. As a condition to their willingness to enter into the Purchase Agreement, Sentinel has requested that the Stockholder enter into this Voting Agreement.

      F. In order to induce Sentinel to enter into the Purchase Agreement, the Stockholder is willing to enter into this Voting Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                VOTING AGREEMENT

      1.1. VOTING AGREEMENT.

      Upon satisfaction or waiver of the conditions set forth in Section 1.2 below and until March 31, 2006 (the "Termination Date"):

      (a) The Stockholder shall vote the Shares at a meeting of the stockholders of the Company however called for the purpose of approving the Transaction Matters (the "Meeting"), and in any action by written consent of the stockholders of the Company:

            (i) in  favor  of  the  approval  and  adoption  of the  Transaction
      Matters;

            (ii) against any other Acquisition Proposal or any negotiations or discussions with respect to an Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or any amendment to the Company's Certificate of Incorporation or Bylaws, which in the case of each of the matters referred to in this clause that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement or the likelihood of such transactions being consummated; and

            (iii) in favor of any other matter reasonably necessary for consummation of the transactions contemplated by the Purchase Agreement and related agreements which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are reasonably necessary in order to effectuate the foregoing.

      1.2. CONDITIONS PRECEDENT TO EFFECTIVENESS OF VOTING AGREEMENT.

      The obligations of the Shareholder under this Voting Agreement are subject to the fulfillment of each of the following conditions:

      (a) The Company shall have delivered (i) the unanimous written consent of the Board of Directors of the Company (the "Board"), or (ii) minutes of a duly called meeting of the Board certified by the Secretary of the Company, evidencing that the disinterested members of the Board had duly approved the Purchase Agreement and the transactions contemplated thereby and shall have established the Record Date, which shall be no later than January 13, 2006; and

      (b) The Company shall have delivered a fully executed copy of each of the documents required to be delivered pursuant to Section 1.2 of the Exercise Agreement to the Shareholder; and

      (c) The Company shall have prepared and mailed a proxy statement relating to the approval of the Transaction Matters to the holders of the shares of Common Stock of the Company on the Record Date in accordance with Section 14 of the Securities Exchange Act of 1934, as amended, and shall have provided the Shareholder with an affidavit of mailing from the person mailing such proxy statement to the stockholders of the Company; and

      (d) Each of the Exercise Agreement, the Stock Redemption Agreement, Management Voting Agreement and the Reaffirmation Agreement (as each such capitalized term is defined in the Exercise Agreement) shall have become effective and shall not have been terminated or otherwise rendered ineffective or inoperative; and

      (e) The Stockholder shall have received original stock certificate(s) representing the number of shares of Common Stock issued pursuant to the conversion of the Note (up to the Conversion Amount) in the name of the Stockholder sufficient to give full effect to the conversion of the Note (up to the Conversion Amount) in accordance with the terms of the Note and the Exercise Agreement.

      1.3. NO PROXIES FOR OR TRANSFERS OF SHARES.

      The Stockholder hereby revokes, any and all prior proxies or powers of attorney given by the Stockholder or Stockholder Affiliates with respect to the Shares. From the date hereof until the Termination Date, the Stockholder hereby agrees that it shall not, directly or indirectly, sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other agreement, arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any of the Shares; provided, however, that the Stockholder may sell or otherwise assign, with or without consideration, an unlimited amount of the Shares to any affiliate, member or limited or general partner of the Stockholder or such affiliate if each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed and delivered to STI documents assuming the obligations of the Stockholder under this Voting Agreement with respect to the transferred securities, such documents to be satisfactory to STI in its reasonable discretion. From the date hereof until the Termination Date, the Stockholder hereby agrees that it shall not, and shall cause its Stockholder Affiliates to not, directly or indirectly, grant any proxies or enter into any voting trust or other agreement, arrangement or understanding with respect to the voting of any of the Shares; provided, however, that the Stockholder may grant a proxy or enter into a voting trust or other agreement, arrangement or understanding with respect to the voting of the Shares to or with a third party, if such third party, prior to the grant of such proxy or entry into such voting trust or agreement, arrangement or understanding, shall have executed and delivered to STI documents assuming the obligations of the Stockholder under this Voting Agreement with respect to such Shares, such documents to be satisfactory to STI in its reasonable discretion. The Stockholder hereby agrees that neither it nor Stockholder Affiliates shall seek or solicit any sale, assignment, transfer, encumbrance, pledge or other disposition of the Shares to other than its affiliates and agrees to notify STI promptly (but in any event, within 24 hours), and it and its affiliates shall provide all details requested by STI, if the Stockholder or Stockholder Affiliates shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

      1.4. STOP TRANSFER.

      During the term of this Voting Agreement, the Stockholder and Stockholder Affiliates shall not request that the Company register the transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Voting Agreement.

      1.5. NOTIFICATION.

      If the Stockholder or Stockholder Affiliates become aware of an Acquisition Proposal or if an Acquisition Proposal is hereafter made or if any request for nonpublic information relating to the Company or any of the Stockholder Affiliates is made by any person or entity that has made an Acquisition Proposal or has advised the Stockholder or Stockholder Affiliates that it may be considering making an Acquisition Proposal, the Stockholder shall within 24 hours notify STI of the material details of such Acquisition Proposal or request (including the identity of the person or entity making such Acquisition Proposal, the terms thereof and the information requested thereby) and shall within 24 hours provide STI with a copy of any Acquisition Proposal or request that is made in writing and copies of all correspondence relating thereto. Thereafter the Stockholder shall keep STI fully apprised on a current basis of the status of any such Acquisition Proposal and of any modifications to the terms thereof. The Stockholder hereby agrees to immediately cease and cause to be terminated all existing discussions or negotiations with any parties other than STI conducted heretofore with respect to any Acquisition Proposal.

                                   ARTICLE II
       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER, STI AND SENTINEL

      Each  of  the   Stockholder,   STI   and   Sentinel   (collectively,   the
"Undersigned"), as applicable, hereby represents and warrants as to itself and individually:

      2.1. DUE AUTHORIZATION, ETC.

      The Undersigned has all requisite power and authority and the legal capacity to execute, deliver and perform this Voting Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Voting Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each of the Undersigned party. This Voting Agreement has been duly executed and delivered on behalf of such Undersigned party and constitutes a legal, valid and binding obligation of such Undersigned, enforceable against such Undersigned party in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

                                  ARTICLE III
                       REPRESENTATIONS OF THE STOCKHOLDER

      The Stockholder hereby represents:

      3.1. VALID TITLE OF STOCKHOLDER.

      After giving full effect to the conversion of the Note (up to the Conversion Amount) in accordance with the terms of the Exercise Agreement, the Stockholder shall be the lawful holder of the Shares with no restrictions on the Stockholder's voting rights or rights of disposition pertaining thereto. None of the Shares will be subject to any voting trust or other agreement or arrangement with respect to the voting of the Shares. None of the Shares will be subject to any adverse claims, options, liens, charges, encumbrances, security interests or other restrictions on transfer.

      3.2. TOTAL SHARES.

      After giving full effect to the conversion of the Note (up to the Conversion Amount) in accordance with the terms of the Exercise Agreement, the Stockholder will be the record holder of the number of Shares set forth next to such Stockholder's name on Schedule I hereto. After the date hereof, and except as set forth on Schedule I hereto, neither the Stockholder, nor any Stockholder Affiliate, own any Shares, or options or warrants to purchase, instruments convertible into or rights to subscribe for or otherwise acquire any securities of the Company. After giving full effect to the conversion of the Note (up to the Conversion Amount), the Stockholder and Stockholder Affiliates will have sole voting power and sole power to issue instructions with respect to the matters set forth in this Voting Agreement, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Shares that will be owned by the Stockholder and Stockholder Affiliates with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Voting Agreement.

                                   ARTICLE IV
                                INDEMNIFICATION

      4.1. INDEMNIFICATION.

      Each party agrees to indemnify and hold the each other party and their respective directors, officers, employees, agents and stockholders (collectively, the "Indemnitees") harmless against and in respect of any and all Damages (as defined herein) that any Indemnitee actually suffers or incurs as a result of a breach by such party of any of the representations set forth herein. As used in this Voting Agreement, the term "Damages" shall include, as to any Indemnitee, any loss, damage, injury, liability, charge, cost or expense of any nature actually incurred (including reasonable attorneys' and accountants' fees), paid, suffered or borne by such Indemnitee as a result of a breach by such party of any of the representations set forth herein.

                                    ARTICLE V
                                 MISCELLANEOUS

      5.1. TERMINATION.

      This Agreement shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the Termination Date, (ii) the written mutual consent of the parties hereto or (iii) the Expiration Date (as defined below). No such termination of this Voting Agreement shall relieve any party hereto from any liability for any breach of this Voting Agreement prior to termination or from any obligation pursuant to a notice delivered on or before the date of such termination. As used herein, the "Expiration Date" shall mean the earlier to occur of (a) the occurrence of the Closing (as defined in the Purchase Agreement), or (b) the termination of the Purchase Agreement according to its terms.

      5.2. FURTHER ASSURANCE.

      From time to time, at the request of another party hereto and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

      5.3. CERTAIN EVENTS; SUCCESSORS.

      The Stockholder agrees that this Voting Agreement and the Stockholder's obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's or Stockholder Affiliates' successors or assigns. Notwithstanding any transfer of the Shares, the transferor shall remain liable for the performance of all its obligations under this Voting Agreement.

      5.4. NO WAIVER.

      The failure of any party hereto to exercise any right, power, or remedy provided under this Voting Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      5.5. NOTICE.

      All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the day of transmission if a business day or, if not, the next business day thereafter, if delivered by telecopier (with confirmation of receipt), the next business day if delivered by an internationally recognized overnight courier service, such as Federal Express, or the third business day if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to STI or Sentinel, to:

                  Sentinel Technologies, Inc. or Sentinel Operating, L.P. c/o LLG, LLC
                  9423 Desert Willow Road
                  Highlands Ranch, Colorado  80129
                  Attention:  Jeffrey Galgano, Chief Financial Officer
                  Facsimile:  (303) 734-4733

                  with a copy to:

                  Hensley Kim & Edgington, LLC
                  1660 Lincoln Street
                  Suite 3050
                  Denver, Colorado  80264
                  Attention:  Darren R. Hensley, Esq.
                  John P.J. Kim, Esq.
                  Fax:  (720) 377-0777

                  If to the Company:
                  Tidel Technologies, Inc.
                  2310 McDaniel Drive
                  Carrollton, Texas  75006
                  Attn:  Chairman
                  Fax: (972) 241-6229

                  With a copy to :

                  Adam W. Finerman
                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  Park Avenue Tower
                  65 East 55th Street
                  New York, New York  10022
                  (212) 451-2289 phone
                  (212) 451-2222 fax
                  afinerman@olshanlaw.com

                  If to the Stockholder:

                  Laurus Master Fund, Ltd.
                  c/o M&C Corporate Services Limited
                  P.O.  Box 309 GT
                  Ugland House
                  George Town
                  South Church Street
                  Grand Cayman, Cayman Islands
                  Facsimile:  345-949-8080

                  with a copy to:

                  Laurus Capital Management, LLC
                  825 Third Avenue, 14th Floor
                  New York, NY 10022
                  Facsimile: 212-541-4434
                  Attn: John Tucker, Esq.

      5.6. EFFECT OF HEADINGS.

      The Article and Section headings contained in this Voting Agreement are for convenience only and shall not affect the construction or interpretation of this Voting Agreement.

      5.7. SEVERABILITY.

      If any term, provision, covenant or restriction of this Voting Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      5.8. ENTIRE AGREEMENT.

      This Voting Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

      5.9. ASSIGNMENT AND BINDING EFFECT.

      Neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be void, except that STI may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect subsidiary of STI or to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer if each such assignee, prior to the completion of the assignment, shall have executed and delivered to Stockholder documents assuming the obligations of STI under this Voting Agreement Subject to the preceding sentence, this Voting Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

      5.10. GOVERNING LAW.

      This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of laws.

      5.11. AMENDMENT AND MODIFICATION.

      This  Voting   Agreement  may  not  be  modified,   amended,   altered  or
supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

      5.12. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF.

      (a) The parties hereto acknowledge that STI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to STI upon any such violation, STI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to STI at law or in equity and the other parties hereto hereby waive any and all defenses which could exist in their favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

      (b) The parties hereto acknowledge that Stockholder will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Stockholder upon any such violation, Stockholder shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Stockholder at law or in equity and the other parties hereto hereby waives any and all defenses which could exist in their favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

      5.13. COUNTERPARTS.

      This Voting Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Voting Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

                                  * * * * *

      IN WITNESS WHEREOF, STI, Sentinel, the Company, and the Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                    SENTINEL TECHNOLOGIES, INC.

                                    /s/ Raymond P. Landry
                                    -----------------------------------------
                                    By:  Raymond P. Landry
                                    Title:  Chief Executive Officer


                                    SENTINEL OPERATING, L.P.


                                       By:      Sentinel Cash Systems, L.L.C.,
                                                its general partner

                                    /s/ Raymond P. Landry
                                    -----------------------------------------
                                    By:  Raymond P. Landry
                                    Title:  President


                                    TIDEL TECHNOLOGIES, INC.

                                    /s/ Jerrell G. Clay
                                    -----------------------------------------
                                     By: Jerrell G. Clay
                                     Title: Director


                                    LAURUS MASTER FUND, LTD.

                                    /s/ Eugene Grin
                                    -----------------------------------------
                                    By:  Eugene Grin
                                       ---------------------------------------
                                    Title: Director
                                          -----------------------------------

                                   SCHEDULE I

             SHARES OF TIDEL TECHNOLOGIES, INC OWNED BY STOCKHOLDER

                                         Number of
                                         Shares of
                                        Common Stock                         Number of
                                         Underlying                          Shares of     Percentage
                          Number          Company                          Common Stock   of Ownership
                         of Shares   Convertible Notes       Number of      Underlying         (on
                            of         Held and being        Shares of       Warrants      outstanding
                          Common         converted         Common Stock    Held but not   shares as of
                           Stock      pursuant to the       Underlying         being       January 13,
   Stockholder Name        Held      Exercise Agreement    Options Held      exercised        2006)          Address
LAURUS MASTER FUND,      1,251,000      18,000,000               0           4,750,000       49.77%      c/o M&C Corporate
LTD.                                                                                                     Services Limited,
                                                                                                         P.O. Box 309 GT.,
                                                                                                         Ugland House, South
                                                                                                         Church Street, George
                                                                                                         Town, Grand Cayman,
                                                                                                         Cayman Islands